FOR IMMEDIATE RELEASE

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Jennifer Breitegan

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jen@kwprgroup.com

Bollente Companies Reports Record Fourth Quarter and Full Year 2017 Results

Q4 sales up 133% quarter over quarter; Company sees continued expansion of gross profit on sales of trutankless® products

(PHOENIX) April 18, 2018 – Bollente Companies, Inc. (OTCQB: BOLC) has released its annual report for 2017, reporting a record 61% increase in annual revenue compared to the prior year.

“2017 was an excellent year in terms of revenue growth and gross profit for the company,” said Bollente CEO Robertson Orr. “Thanks to our strategic partnerships and recent sales expansion, orders for trutankless have already surpassed all of 2017 unit sales,  so we’re quite optimistic for this year’s continued record growth.”

Fannie Mae reports released this week indicate growth in both housing starts and permits, driven by strength in the multifamily segment where space saving products like trutankless are well received.

The company continues to increase production and distribution capabilities through a global manufacturing partnership enabling it to meet growing demand for trutankless units from major wholesalers nationwide and high volume regional players in target markets. Along with new homebuilding and plumbing installation partners across the United States, management expects the adoption of smart products in the home automation space to help fuel additional demand for the company’s patented technology.

Bollente Companies launched its first-generation trutankless unit at the IBS show in 2014, where it was named “Best Home Technology Product.” trutankless also took home the Governor’s Award of Merit for Energy and Technology Innovation at Arizona Forward’s Environmental Excellence Awards in the same year. Since then, the product has garnered a multitude of accolades for its forward-thinking technology and energy efficiency, including a silver award in the Appliance Design Excellence in Design contest, a Special Mention in the Architizer A+ Awards, and was named a Hot Product by the editors of Green Builder Magazine. Featured as a water saving device in Consumer Reports' Top 5 Remodeling Trends for 2016 write-up, trutankless was also named "Best of Houzz" in January 2017 for the third consecutive year representing continued success among Houzz.com's 40,000,000 homeowners.

Connect on social media:

www.houzz.com/pro/trutankless

www.facebook.com/trutankless

www.twitter.com/trutankless

www.youtube.com/trutankless

About trutankless:

Founded in 2010, trutankless, a division of Bollente Companies, Inc. (OTCQB: BOLC), was brought to life through the combined insight, ingenuity, and drive of industry professionals and engineers to create a line of electric tankless water heaters that far surpasses traditional tank water heaters in energy efficiency, output, dependability and environmental sustainability while overcoming the frustrating drawbacks of other tankless units on the market.

The trutankless mission is to efficiently provide hot water on demand by combining smart engineering with forward-thinking technologies that save owners money, energy, and space.  For more information, please visit www.trutankless.com or call 855-TO-BUY-TRU.

Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the release by trutankless of its line of electric tankless water heaters or added key strategic sales and distribution partners are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, risks of the key strategic sales and distribution partners ability to sell our product, and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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